Exhibit 4.1

ArcelorMittal

and

Wilmington Trust, National Association,

as Trustee

and

Citibank, N.A.

as Securities Administrator

Senior Indenture

Dated as of June 1, 2015

ArcelorMittal

and

Wilmington Trust. National Association,

as Trustee

and

Citibank, N.A.

as Securities Administrator

Reconciliation and tie between Trust Indenture Act of 1939, as amended, and the Indenture, dated as of June 1, 2015

Trust Indenture Act Section	Indenture Section
§310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.09
(b)	6.08
6.10
§311	6.13
§312(a)	7.01
7.02(a)
(b)	7.02(b)
(c)	7.02(c)
§313(a)	7.03(a)
(b)	7.03(b)
(c)	7.03(b)
(d)	7.03(c)
§314(a)(1)(2) and (3)	7.04
(a)(4)	10.06
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
§315(a)	6.01(a)
(b)	6.02
(c)	6.01(b)
(d)	6.01(c)
(d)(1), (2) and (3)	6.01(c)
(e)	5.12
§316(a)	1.01
(a)(1)(A)	5.05
(a)(1)(B)	5.04

(a)(2)	Not Applicable
(b)	5.07 and 5.08
(c)	1.04
§317(a)(1)	5.08
(a)(2)	5.09
(b)	6.06
§318(a)	1.08

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

ArcelorMittal

and

Wilmington Trust. National Association,

as Trustee

and

Citibank, N.A.

as Securities Administrator

Indenture, dated as of June 1, 2015

Reference is made to the following provisions of the Trust Indenture Act of 1939, as amended, which establish certain duties and responsibilities of the Company and the Trustee which may not be set forth fully in this Indenture:

Section	Subject
310(b)	Disqualifications of Trustee for conflicting interest
311	Preferential collection of claims of Trustee as creditor of Company
312(a)	Periodic filing of information by Company with Trustee
312(b)	Access of Securityholders to information
313(a)	Annual report of Trustee to Securityholders
313(b)	Additional reports of Trustee to Securityholders
314(a)	Reports by Company, including annual compliance certificate
314(c)	Evidence of compliance with conditions precedent
315(a)	Duties of Trustee prior to default
315(b)	Notice of default from Trustee to Securityholders
315(c)	Duties of Trustee in case of default
315(d)	Provisions relating to responsibility of Trustee
315(e)	Assessment of costs against litigating Securityholders in certain circumstances
316(a)	Directions and waivers by Securityholders in certain circumstances
316(b)	Prohibition of impairment of right of Securityholders to payment
316(c)	Right of Company to set record date for certain purposes
317(a)	Special powers of Trustee
318(a)	Provisions of Act to control in case of conflict

INDENTURE, dated as June 1, 2015, between ArcelorMittal, a société anonyme incorporated under Luxembourg law (hereinafter called the “Company”), Wilmington Trust, National Association, a national banking association (hereinafter called the “Trustee”) and Citibank, N.A., a national banking association (hereinafter called the “Securities Administrator”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”), to be issued in one or more series as is provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions . For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; and

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article 6, are defined in that Article.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 10.11.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Accounting Standards” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“asset(s)” of any Person means, all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital, wherever situated.

“Authenticating Agent” means any Person authorized by the Securities Administrator pursuant to Section 6.14 to act on behalf of the Securities Administrator to authenticate Securities of one or more series.

“Authorized Officer”, means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Corporate Secretary, any Vice-President, any Finance Special Proxy Holder of such Person and, with respect to the Company only, any member of the Group Management Board.

“Board of Directors” means:

(a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the board of directors of the general partner of the partnership;

(c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution of the Board of Directors, in relation to which a certificate of the Corporate Secretary or an Authorized Officer of the Company certifying due authorization of the matter(s) set forth in such resolution and certifying that such resolution is in full force and effect on the date of such certification, has been delivered to the Securities Administrator.

“Book-Entry Security” means a Security bearing the legend specified in Section 2.04, evidencing all or part of a series of Securities, issued to the Depository for such series or its nominee, and registered in the name of such Depository or such nominee. Book-Entry Securities shall not be deemed to be Securities in global form for purposes of Sections 2.01 and 2.03 and Article 3 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, Paris or Luxembourg or a place of payment (which shall have been notified in writing to the Trustee and the Securities Administrator) are authorized by law, regulation or executive order to close.

“Calculation Agent” means the Person, if any, authorized by the Company under a separate agreement to calculate the interest rate or other amounts from time to time in relation to any series of Securities.

“Clearstream” means Clearstream Banking, a société anonyme, or its successor.

“Closing Date” means the date on which the Securities of the relevant series are deposited with DTC, as Depository.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Depository” has the meaning specified in Section 3.04.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by two Authorized Officers of the Company, and delivered to the Trustee and/or the Securities Administrator, as applicable.

“Consolidated Financial Statements” means the Company’s most recently published:

(a) audited annual consolidated financial statements, as approved by the annual general meeting of its shareholders and audited by an independent auditor; or, as the case may be,

(b) unaudited (but subject to a “review” from an independent auditor) consolidated half-year financial statements, as approved by the Board of Directors, in each case prepared in accordance with Applicable Accounting Standards.

“Corporate Trust Office” means (i) with respect to the Trustee, the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company) and (ii) with respect to the Securities Administrator, (i) solely for purposes of the transfer, surrender or exchange of the Securities: 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attn: Citibank Agency & Trust, ArcelorMittal and (ii) for all other purposes: 388 Greenwich Street, 14th Floor, New York, NY 10013, Attn: Citibank Agency & Trust, ArcelorMittal.

“Covenant Defeasance” has the meaning specified in Section 4.03.

“Defaulted Interest” has the meaning specified in Section 3.07. For the avoidance of doubt, the term Defaulted Interest shall not include interest which has been duly deferred or cancelled in accordance with the terms of any series of Securities as may be expressly set forth in any supplemental indenture with respect to such series of Securities issued pursuant to Section 3.01, unless and until such previously deferred or cancelled interest becomes due and payable and the Company defaults at that time on the payment thereof.

“Depository” means with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Book-Entry Securities, the clearing agency registered under the Exchange Act, specified for that purpose contemplated by Section 3.05. The Company initially appoints DTC to act as Depository with respect to the Securities.

“Dollar or $” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company.

“Euroclear” means the operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 5.01, except as expressly set forth in any supplemental indenture with respect to Securities of any series issued pursuant to Section 3.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning specified in Section 3.04.

“Existing Security” means any Security granted by any Person over its Assets in respect of any Relevant Indebtedness and which is existing at the Closing Date or at the time any such Person becomes a Material Subsidiary or whose business and/or activities, in whole or in part, are assumed by or vested in the Company or a Material Subsidiary after the Closing Date (other than any Security created in contemplation thereof) or any substitute Security created over those Assets (or any part thereof) in connection with the refinancing of the Relevant Indebtedness secured on those Assets provided that the principal, nominal or capital amount secured on any such Security may not be increased.

“Fitch” means Fitch, Inc. and its successors.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and payment for which the United States pledges its full faith and credit.

“Group” means the Company and its Subsidiaries taken as a whole.

“Holder” means the Person in whose name the Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of a particular series of Securities established as contemplated by Section 3.01.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the date of payment of an installment of interest on such Security.

“Investment Grade Rating” means a rating equal to or higher than Baa3 by Moody’s (or its equivalent under any successor rating category of Moody’s), BBB- by S&P (or its equivalent under any successor rating category of S&P) and BBB- by Fitch (or its equivalent under any successor rating category of Fitch) and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Judgment Currency” has the meaning specified in Section 1.18.

“Legal Defeasance” has the meaning specified in Section 4.02.

“Legal Holiday” has the meaning specified in Section 1.17.

“Material Subsidiary” means, at any time, a Subsidiary of the Company whose gross assets or pre-tax profits (excluding intra-Group items) then equal or exceed 5% of the gross assets or pre-tax profits of the Group.

For this purpose:

(a) the gross assets or pre-tax profits of a Subsidiary will be determined from its financial statements (unconsolidated if it has Subsidiaries) upon which the latest audited Consolidated Financial Statements of the Group have been based;

(b) if a company becomes a member of the Group after the date on which the latest audited Consolidated Financial Statements of the Group have been prepared, the gross assets or pre-tax profits of that Subsidiary will be determined from its latest financial statements;

(c) the gross assets or pre-tax profits of the Group will be determined from its latest audited Consolidated Financial Statements, adjusted (where appropriate) to reflect the gross assets or pre-tax profits of any company or business subsequently acquired or disposed of; and

(d) if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of ours, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the Company’s auditors will be, in the absence of manifest error, conclusive and binding on the Company and the Holders.

“Material Subsidiary Insolvency Event” has the meaning specified in Section 5.01(f).

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or, herein provided, whether at the Stated Maturity, if any, or by declaration of acceleration, call for redemption or otherwise, subject to any permitted deferral or cancellation of such payment and the consequent delay or cancellation of such Maturity as may be expressly set forth in any supplemental indenture with respect to Securities of any series issued pursuant to Section 3.01.

“Mittal Family” means Mr. and/or Mrs. L.N. Mittal and/or their family (acting directly or indirectly through trusts and/or other entities controlled by any of the foregoing).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“New York Banking Day” has the meaning specified in Section 1.18.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Authorized Officer (as defined above) of the Company, that meets the requirements of Section 1.02 hereof.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel to the Company or any Subsidiary of the Company in a form reasonably satisfactory to the Trustee and/or the Securities Administrator, as applicable.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Stated Maturity thereof.

“Outstanding”, when used with respect to Securities of all series or Securities of any series means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(i) Such Securities theretofore cancelled by the Securities Administrator or delivered to the Securities Administrator for cancellation;

(ii) Such Securities or portions thereof for whose payment or redemption, or in the case of a Change of Control Offer (if such term is defined in the relevant supplemental indenture issued pursuant to Section 3.01) purchase (a) money in the necessary amount has been theretofore deposited in trust with the Securities Administrator or any Paying Agent (other than the Company) or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities or (b) U.S. Government Obligations as contemplated by Section 4.04 in the necessary amount have been theretofore deposited in satisfaction of the requirements of Section 4.04 with the Securities Administrator (or a trustee satisfying the requirements of Section 6.09) in trust for the Holders of such Securities in accordance with Section 4.04; provided that, if such Securities are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee and the Securities Administrator has been made; and

(iii) Such Securities which have been paid pursuant to Section 3.06 or in exchange for, or in lieu of, which other Securities have been authenticated and delivered pursuant to this Indenture other than any such Securities in respect of which there shall have been presented to the Trustee and the Securities Administrator proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of such Outstanding Securities have given any request, demand, authorization direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of such Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Stated Maturity thereof pursuant to Section 5.02, (ii) the principal amount of Securities denominated in more than one currency (including composite currencies) shall be the Dollar equivalent (determined, unless otherwise provided as contemplated by Section 3.01, on the basis of the spot rate of exchange, on the date of such determination, for any currency other than Dollars as determined by the Company or by an authorized exchange rate agent and evidenced to the Trustee and the Securities Administrator by an Officer’s Certificate) of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of such determination of the amount determined as provided in (i) above) of such Securities, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee or the Securities Administrator shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, or upon any such determination as to the presence of a quorum only Securities which a Responsible Officer of the Trustee or the Securities Administrator actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee and the Securities Administrator the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. For purposes of clause (ii) above, an exchange rate agent may be authorized in advance or from time to time by the Company, and may be the Securities Administrator. Any such determination by the Company or by any such exchange rate agent shall be conclusive and binding on all Holders of Securities, the Trustee and the Securities Administrator, and neither the Company nor such exchange rate agent shall be liable therefor in the absence of bad faith.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal of, and premium (if any) or interest (if any) on, any Securities on behalf of the Company.

“Permitted Security” means:

(a) any Existing Security;

(b) any Security granted in respect of or in connection with any Securitization Indebtedness; or

(c) any Security securing Project Finance Indebtedness, but only to the extent that the Security Interest is created on an asset of the project being financed by the relevant Project Finance Indebtedness (and/or the shares in, and/or shareholder loans to, the company conducting such project where such company has no assets other than those relating to such project).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to any series of Securities, means the place or places where, subject to the provisions of Section 10.02, the principal of (and premium, if any) and interest (if any) on the Securities of that series are payable as specified as contemplated by Section 3.01.

“Process Agent” has the meaning specified in Section 1.15.

“Project Finance Indebtedness” means any indebtedness incurred by a debtor to finance the ownership, acquisition, construction, development and/or operation of an Asset or connected group of Assets in respect of which the Person or Persons to whom such indebtedness is, or may be, owed have no recourse for the repayment of or payment of any sum relating to such indebtedness other than:

(a) recourse to such debtor or its Subsidiaries for amounts limited to the cash flow from such Asset; and/or

(b) recourse to such debtor generally, or to a member of the Group, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specific way) for breach of an obligation, representation or warranty (not being a payment obligation, representation or warranty or an obligation, representation or warranty to procure payment by another or an obligation, representation or warranty to comply or to procure compliance by another with any financial ratios or other test of financial condition) by the Person against whom such recourse is available; and/or

(c) if:

(i) such debtor has been established specifically for the purpose of constructing, developing, owning and/or operating the relevant Asset or connected group of Assets; and

(ii) such debtor owns no Assets and carries on no business which is not related to the relevant Asset or connected group of Assets, recourse to all the material Assets and undertaking of such debtor and the shares in the capital of such debtor and shareholder loans made to such debtor.

“Rating Agency” means (a) each of Moody’s, S&P and Fitch; (b) if any of Moody’s, S&P or Fitch ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a certificate of officers confirming the decision of the Company’s Board of Directors) to act as a replacement rating agency for Moody’s, S&P or Fitch or all of them, as the case may be.

“Rating Downgrade” means the credit rating previously assigned to the Company’s long-term, unsecured and unsubordinated indebtedness by any Rating Agency is (a) withdrawn or (b) is changed from investment grade to non-investment grade (for example, from BBB- to BB+ by S&P, or worse) or (c) if the credit rating previously assigned by the relevant Rating Agency was below investment grade, is lowered one rating notch (for example, from BB+ to BB by S&P), and such Rating Agency shall have publicly announced or confirmed in writing to the Company that such withdrawal or downgrade is principally the result of any event or circumstance comprised in or arising as a result of, or in respect of, the Change of Control or potential Change of Control.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture or in such Security (including any premium with respect thereto).

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Relevant Indebtedness” means any indebtedness for borrowed money represented by bonds, notes or other debt instruments which are for the time being quoted or listed on any stock exchange or other similar regulated securities market.

“Relevant Jurisdiction” has the meaning specified in Section 10.11.

“Required Currency” has the meaning specified in Section 1.18.

“Responsible Officer”, (i) when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Trustee’s principal Corporate Trust Office because of his knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture and (ii) when used with respect to the Securities Administrator, means any officer within the corporate trust department of the Securities Administrator (or any successor group of the Securities Administrator) including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer or assistant officer of the Securities Administrator customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Securities Administrator’s principal Corporate Trust Office because of his knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Administrator” means Citibank, N.A., a national banking association.

“Security” means any Security substantially in the form of the Security set forth in Exhibit A or established pursuant to Section 2.01 which is registered in the Security Register.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Securitization Indebtedness” means any Relevant Indebtedness that is incurred in connection with any securitization, asset repackaging, factoring or like arrangement or any combination thereof of any assets, revenues or other receivables where the recourse of the Person making the Relevant Indebtedness available or entering into the relevant arrangement or agreement(s) is limited fully or substantially to such assets or revenues or other receivables.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Securities Administrator pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means:

(a) an entity of which a Person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership (and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise); and

(b) in relation to the Company, an entity that fulfils the definition in paragraph (a) above and which is included in the Consolidated Financial Statements on a fully integrated basis.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and as it may be further amended from time to time.

“United States” or “United States of America” means the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such obligation evidenced by such depository receipt or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation set forth in (i) or (ii) above or the specific payment of interest on or principal of such obligation evidenced by such depository receipt.

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee or the Securities Administrator to take any action under any provision of this Indenture, the Company shall furnish to the Trustee or the Securities Administrator, as applicable, an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee or the Securities Administrator. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer or Authorized Officers, of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is or are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Trustee or the Securities Administrator, as applicable, and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the

“Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company and any agent of the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 13.06.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which shall be satisfactory to the Trustee or the Securities Administrator, as applicable.

(c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, the Securities Administrator or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) With respect to the Securities of any series, upon receipt by the Trustee or the Securities Administrator, as applicable, of (i) any written notice directing the time, method or place of conducting any proceeding or exercising any trust or power pursuant to Section 5.05 with respect to Securities of such series or (ii) any written demand, request or notice with respect to any matter of which the Holders of Securities of such series are entitled to act under this Indenture, in each case from Holders of less than, or proxies representing less than, the requisite principal amount of Outstanding Securities of such series entitled to give such demand, request or notice, the Trustee or the Securities Administrator, as applicable, shall promptly notify the Company in writing that it has received such demand, request or notice, and the Company shall establish a record date for determining Holders of Outstanding Securities of such series entitled to join in such demand, request or notice, which record date shall be the close of business on the day the Trustee or the Securities Administrator, as applicable, received such demand, request or notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such demand, request or notice whether or not such Holders remain Holders after such record date; provided, however, that unless the Holders of the requisite principal amount of Outstanding Securities of such series shall have joined in such demand, request or notice prior to the day which is the ninetieth day after such record date, such demand, request or notice shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, (i) after the expiration of such 90-day period, a new demand, request or notice identical to a demand, request or notice which has been cancelled pursuant to the proviso to the preceding sentence or (ii) during any such 90-day period, a new demand, request or notice which has been cancelled pursuant to the proviso to the preceding sentence or (iii) during any such 90-day period, a new demand, request or notice contrary to or different from such demand, request or notice, in any of which events a new record date shall be established pursuant to the provisions of this clause.

(f) The Company may set any day as the record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities of such series. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Securities of such series on such date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date, but not beyond 90 days. Nothing in this paragraph shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any expiration date, any action identical to, or, at any time, contrary to or different from, any action, given or taken, or purported to have been given or taken, hereunder by a Holder on or prior to such date, in which event the Company may set a record date in respect thereof pursuant to this paragraph. Notwithstanding the foregoing or the Trust Indenture Act, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any action to be given or taken by Holders pursuant to Sections 5.01, 5.02 or 5.05.

Section 1.05. Notices, Etc., to Trustee, the Securities Administrator and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee or the Securities Administrator by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee or the Securities Administrator, as applicable, at its Corporate Trust Office; or

(b) the Company by the Trustee, the Securities Administrator or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in paragraph (20) of the back of the Form of Security set forth in Exhibit A hereto to the attention of the Corporate Secretary or at any other address previously furnished in writing to the Trustee or the Securities Administrator, as applicable, by the Company; provided, however, that such instrument will be considered properly given if submitted by facsimile.

Notwithstanding the foregoing, each of the Trustee and the Securities Administrator agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail (so long as they are provided in a manually signed document on the applicable letterhead that has been scanned in and attached to such e-mail in a format that is readable by the Trustee or the Securities Administrator, as applicable, including but not limited to .pdf format), facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee or the Securities Administrator, as applicable, in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee or the Securities Administrator e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Securities Administrator, as applicable, in its sole discretion elects to act upon such instructions, the Trustee’s or the Securities Administrator’s, as applicable, understanding of such instructions shall be deemed controlling. Neither the Trustee nor the Securities Administrator shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Securities Administrator’s, as applicable, reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Securities Administrator, as applicable, including without limitation the risk of the Trustee or the Securities Administrator, as applicable, acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.06. Notice to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice, or, if the Security is registered in the name of DTC or another Depository, or their respective nominees, if delivered in accordance with the applicable procedures of DTC or such other Depository.

If, by reason of the suspension of regular mail service, it shall be impracticable to mail notice of any event to Holders of Securities when such notice is required to be given pursuant to any provision of this Indenture, then such manner of giving such notice as shall be acceptable to the Trustee or the Securities Administrator, as applicable, shall constitute sufficient giving of such notice. In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Securities Administrator, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.07. Language of Notices, Etc. Any request, demand, authorization, direction, notice, consent, waiver, Act of Holders or other document required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 1.08. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 1.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11. Separability Clause. In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12. Benefits of Indenture. Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF ARTICLE 86 TO 94-8 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL NOT APPLY TO THE SECURITIES.

Section 1.14. Jurisdiction. TO THE FULLEST EXTENT PERMITTED BY LAW AS APPLICABLE, THE COMPANY IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY ANY HOLDER OR BY ANY PERSON WHO CONTROLS SUCH HOLDER OR THE TRUSTEE OR SECURITIES ADMINISTRATOR ON BEHALF OF SUCH HOLDER ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 1.15. Process Agent. The Company has appointed ArcelorMittal USA Holdings II LLC (the “Process Agent”), at One South Dearborn, Chicago, Illinois 60603, United States (Attention: Corporate Secretary), as its agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby brought in such New York State or federal court sitting in The City of New York. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Indenture. Such service may be made in any manner permitted by applicable law in any such suit, action or proceeding at the address for the Process Agent, and the Company hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed, to the fullest extent permitted by applicable law, in every respect effective service of process upon the Company in any such suit, action or proceeding.

Section 1.16. Calculation Agent. If the Company appoints a Calculation Agent with respect to any series of Securities, any determination of the interest rate on, or other amounts in relation to, such series of Securities in accordance with the terms of such series of Securities by such Calculation Agent shall (in the absence of manifest error, bad faith or willful misconduct) be binding on the Company, the Trustee, the Securities Administrator and all Holders and (in the absence of manifest error, bad faith or willful misconduct) no liability to the Holders shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

Section 1.17. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Security shall not be a Business Day (a “Legal Holiday”), then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of principal and premium (if any) or interest (if any), need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment (or such other Business Day as shall be provided in such Security) with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or Maturity, if any, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be to such succeeding Business Day (or such other Business Day as shall be provided in such Security).

Section 1.18. Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due on the Securities of any series from the currency in which such sum is payable in accordance with the terms of such Securities (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee or the Securities Administrator, as applicable, could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which a final unappealable judgment is rendered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

Section 1.19. Immunity of Incorporators, Shareholders, Officers, Directors and Employees.

(a) No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be held against any incorporator, shareholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers, directors or employees, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

(b) All payments of interest and other amounts (if any) to be made by the Trustee or the Securities Administrator hereunder shall be made only from the money deposited with the Trustee or the Securities Administrator, as applicable, and only to the extent that the Trustee or the Securities Administrator, as applicable, shall have sufficient income or proceeds to make such payments in accordance with the terms of this Indenture, and each Holder hereof, by its acceptance of a Security, agrees that it will look solely to the income and proceeds deposited by the Company with the Trustee or the Securities Administrator, as applicable, to the extent available for distribution to the Holder thereof as provided and that neither the Trustee nor the Securities Administrator is personally liable in any manner to the Holder hereof for any amounts payable or any liability under this Indenture of any Security.

ARTICLE 2

SECURITY FORMS

Section 2.01. Forms Generally. The Securities of each series shall be in substantially the form set forth in Exhibit A to this Indenture, respectively, or in such other form (including temporary or permanent global form) as shall be established in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or rule or regulation made pursuant thereto or with the rules of any securities exchange or Depository therefor, or as may, consistently herewith, be determined by the officers executing such Securities as evidenced by their execution of the Securities.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Securities of each series shall be issuable in registered form.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities as evidenced by their execution of such Securities.

Section 2.02. Form of Securities Administrator’s Certificate of Authentication. The Securities Administrator’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated herein referred to in the within mentioned Indenture.

Citibank, N.A., not in its individual capacity but solely as Securities Administrator

By:

Section 2.03. Securities in Global Form. If Securities of a series are issuable in global form, as specified as contemplated by Section 3.01, then, notwithstanding clause (i) of Section 3.01 and the provisions of Section 3.02, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any decrease in the amount, of Outstanding Securities represented thereby shall be made by the Securities Administrator in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Securities Administrator pursuant to Section 3.03 or 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Securities Administrator shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 3.03 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company, and the Company delivers to the Securities Administrator the Security in global form together with written instructions in the form of an Officer’s Certificate upon which the Securities Administrator may conclusively rely, and which need not be accompanied by an Opinion of Counsel, with regard to the reduction in the principal amount of Securities represented thereby, together with the Officer’s Certificate contemplated by the last sentence of Section 3.03.

Notwithstanding the provisions of Sections 2.01 and 3.07, payment of principal of, and premium (if any) and interest (if any) on, any Security in permanent global form shall be made to the Person in whose name such Security is registered in the Securities Administrator’s Security Register.

Notwithstanding the provisions of Section 3.08, the Company, the Trustee, the Securities Administrator and any agent of the Company, the Securities Administrator and the Trustee shall treat as the Holder a Person in whose name such Security is registered in the Securities Administrator’s Security Register.

Section 2.04. Form of Legend for Book-Entry Securities. Any Book-Entry Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

If a Book-Entry Security – “This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.”

ARTICLE 3

THE SECURITIES

Section 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(b) the authorized denominations in which any Securities of the series shall be issuable;

(c) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.10 and except for any Securities which, pursuant to Section 3.03 are deemed never to have been authenticated and delivered hereunder);

(d) the applicable Stated Maturity, if any, Maturity, if any, and Redemption Dates, if any, of the Securities of the series;

(e) the rate or rates per annum, (which may be fixed or floating and which may reset) at which the Securities of the series shall bear interest (if any) the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, and the Regular Record Date for any interest payable on Securities on any Interest Payment Date or the formula or method by which such rate or rates, or date or dates may be determined and whether such interest shall be subject to any adjustment;

(f) the terms applicable to deferral or cancellation of payments of principal, premium or interest, if any;

(g) the place or places where, subject to the provisions of Section 10.02, the principal of (and premium, if any) and interest (if any) on Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(h) the applicability of Section 11.03 of this Indenture to the Securities of such series, including but not limited to the terms of any mandatory or optional redemption, repayment or repurchase of the Securities of the series (including pursuant to any sinking fund or analogous provision) and the period or periods within which and the price or prices at which the Securities of the series may be redeemed, repaid or repurchased, in whole or in part;

(i) if other than the full principal amount thereof, the portion, or the manner of calculation of such portion, of the principal amount of Securities of the series which shall be payable upon any declaration of acceleration of the Stated Maturity thereof (if any) pursuant to Section 5.02 or upon redemption of Securities of any series which are redeemable before their Stated Maturity or which do not have a Stated Maturity;

(j) any Paying Agents, transfer agents, Calculation Agents, Registrars or any other agents with respect to the Securities of the series other than as set forth in this Indenture;

(k) the currency or currencies, including composite currencies, in which payment of the principal of, and premium (if any) and interest (if any) on such Securities shall be payable if other than the currency of the United States;

(l) if the principal of, and premium (if any) and interest (if any) on such Securities is to be payable, at the election of the Company or any Holder thereof, in a coin or currency or currencies, including composite currencies, other than that or those in which such Securities are stated to be payable, the coin or currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any), or interest (if any) on Securities of such series as to which such election is made shall be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made;

(m) if such Securities are to be denominated in more than one currency, including composite currencies, the basis of determining the equivalent price in the currency of the United States (if other than as set forth in the definition of Outstanding) for purposes of determining the voting rights of Holders of such Securities under this Indenture;

(n) the mechanism, if any, by which the Company may effect a temporary or permanent reduction in the principal of the Outstanding Securities of the series;

(o) the terms and conditions, if any, under which the Company may elect to vary the terms of the Securities of the series pursuant to a supplemental indenture;

(p) any requirement that the Securities of the series be listed on a securities exchange;

(q) the applicability of Section 4.01, Section 4.02 and/or Section 4.03 to the Securities of any series;

(r) the respective rights and obligations, if any, of the Company and holders of the Securities following a change of control of the Company, including, if applicable, the terms and conditions under which the Company could be required to redeem or make an offer to purchase Securities of the series;

(s) if the amounts of payments of principal of, and premium (if any) or portions thereof or interest (if any) on, such Securities may be determined with reference to an index, formula or other method or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the Calculation Agent, if any, who shall be appointed and authorized to calculate such amounts;

(t) whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.05;

(u) the applicability of Section 10.12 of this Indenture to the Securities of any series;

(v) any deletions from, limitations or modifications of or additions to the Events of Default, defaults, enforcement events, solvency events or covenants of the Company or other events permitting remedies that apply with respect to Securities of the series, whether or not such Events of Default, defaults, enforcement events, solvency events or covenants of the Company or other events are consistent with the Events of Default or covenants, as the case may be, set forth herein;

(w) whether the Securities of the series shall be issued upon original issuance in whole or in part in the form of one or more Book-Entry Securities and, in such case (a) the Depository with respect to such Book-Entry Security or Securities; and (b) the circumstances under which any such Book-Entry Security may be exchanged for Securities registered in the name of, and any transfer of such Book-Entry Security may be registered to, a Person other than such Depository or its nominee, if other than as set forth in Section 3.05;

(x) the terms, if any, upon which the Securities of the series may be convertible into and/or exchangeable for common shares of the Company; and

(y) any other terms of or provisions applicable to the series.

All Securities of any one series shall be substantially identical as to denomination and except, as may otherwise be provided in or pursuant to such supplemental indenture referred to above and (subject to Section 3.03) set forth in any such indenture supplemental hereto. All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series; provided, however, that unless such additional notes are issued under a separate CUSIP number, either such additional notes must be part of the same “issue” for U.S. federal income tax purposes or must be issued pursuant to a “qualified reopening” for U.S. federal income tax purposes. Securities may differ between series in respect of any matters.

Section 3.02. Denominations. The denomination of each series of Securities issued as contemplated by Section 3.01 shall be set forth in the applicable supplemental indenture.

Section 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by an Authorized Officer. The signature of any of such officer on the Securities may be manual or by facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Securities Administrator for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Securities Administrator in accordance with the Company Order shall authenticate and deliver such Securities.

In authenticating such Securities, and/or accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee and the Securities Administrator shall receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

(a) that all conditions precedent in this Indenture to the issuance and authentication of the Securities have been complied with by the Company; and

(b) that such Securities, when authenticated and delivered by the Securities Administrator and issued by the Company in the manner and subject to customary qualifications specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles. If such forms or terms have been so established, the Securities Administrator shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Securities Administrator’s or the Trustee’s rights, duties or immunities under the Securities and this Indenture or will otherwise affect the Trustee or the Securities Administrator in a manner which is not reasonably acceptable to either the Trustee or the Securities Administrator, in either of their sole discretion.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraphs, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraphs at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

A Company Order delivered in the circumstances set forth in the preceding paragraphs may provide that Securities which are the subject thereof will be authenticated and delivered by the Securities Administrator on original issue from time to time upon the written order of persons designated in such Company Order, and that such persons are authorized to determine, consistent with the applicable supplemental indenture, such terms and conditions of said Securities as are specified in such Company Order, provided the foregoing procedure is acceptable to the Securities Administrator.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Securities Administrator by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and that such Security is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Securities Administrator for cancellation as provided in Section 3.09 together with an Officer’s Certificate (which need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

If Securities of any series are issued in global form, any such global Security shall, unless otherwise provided therein, be delivered to either (i) the depository or common depository (the “Common Depository”), for the benefit of DTC or Euroclear and Clearstream, as applicable, or (ii) the Securities Administrator as custodian for such Common Depository, in any such case, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Section 3.04. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Securities Administrator shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 10.02 in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Securities Administrator shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Securities of the same series and of like tenor of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security of a series (the “Exchange Date”), the Company shall deliver to the Securities Administrator definitive Securities of such series in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date, such temporary global Security shall be surrendered by the Common Depository to the Securities Administrator, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of such series without charge and the Securities Administrator shall authenticate and deliver, in exchange for each portion of such temporary global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depository, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit B to this Indenture. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in registered form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3.01, and, if any combination thereof is so specified, as requested by the beneficial owner thereof.

Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit C to this Indenture, dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Securities Administrator and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or Clearstream.

Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.01, any interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Securities Administrator of a certificate or certificates in the form set forth in Exhibit C to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit B to this Indenture. Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Securities Administrator immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company.

Section 3.05. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Securities Administrator a register (the register maintained in such office and in any other office or agency to be maintained by the Company in accordance with Section 10.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Securities Administrator is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

If and to the extent required under Luxembourg law, the Company shall cause to be kept at its registered office in Luxembourg a register of registered notes, which shall be a duplicate copy of the Security Register, and the Security Registrar shall provide, on an annual basis or more frequently upon the reasonable request of the Company, a duplicate copy of the Security Register. In the event of a conflict between the register of registered notes kept at the registered office and the Security Register, the Security Register shall control for the purposes of this Indenture.

Upon due surrender for registration of transfer of any Security of any series at the office or agency maintained pursuant to Section 10.02 for such purpose in a Place of Payment for that series, the Company shall execute, and the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency.

Except as otherwise specified as contemplated by Section 3.01, any permanent global Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interest in a permanent global Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 3.01, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Securities Administrator definitive Securities of that series in aggregate principal amount equal to the principal amount of such permanent global Security or the portion to be exchanged, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Common Depository or such other depositary as shall be specified in the Company Order with respect thereto to the Securities Administrator as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of the same series without charge and the Securities Administrator shall authenticate and deliver, in exchange for each portion of such permanent global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged, provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part and any endorsement thereon to reflect the amount represented by such exchange, such permanent global Security shall be returned by the Securities Administrator to the Common Depository or such other depositary or Common Depository referred to above in accordance with the instructions of the Company referred to above. If a Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

Notwithstanding the foregoing and except as otherwise specified or contemplated by Section 3.01, any Book-Entry Security shall be exchangeable pursuant to this Section 3.05 or Section 3.04, 9.06 and 11.10 for Securities registered in the name of, and a transfer of a Book Entry Security or any series may be registered to, any Person other than the Depository for such Security or its nominee only if (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Book-Entry Security or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act and the Company notifies the Securities Administrator that it is unable to locate a qualified successor, (ii) the Company executes and delivers to the Securities Administrator a Company Order that such Book-Entry Security shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing an Event of Default, with respect to the Securities of such series. Upon the occurrence in respect of any Book-Entry Security of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 3.01 for such series, such Book-Entry Security may be exchanged for Securities registered in the names of, and the transfer of such Book-Entry Security may be registered to, such Persons (including Persons other than the Depository with respect to such series and its nominees) as such Depository shall direct. Notwithstanding any other provision of this Indenture, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Book-Entry Security shall also be a Book-Entry Security and shall bear the legend specified in Section 2.04 except for any Security authenticated and delivered in exchange for, or upon registration of transfer of, Book-Entry Security pursuant to the preceding sentence.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Securities Administrator, the Securities Registrar or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Securities Administrator and the Security Registrar or any transfer agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.04, 9.06 and 11.10 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Each Holder of a Security agrees to indemnify the Company, the Securities Administrator, the Securities Registrar, the Paying Agent and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law. None of the Trustee, the Securities Administrator, the Securities Registrar or the Paying Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants or beneficial owners of interests in any global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Securities Administrator, the Company shall execute, and the Securities Administrator shall authenticate and deliver in exchange therefor, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

If there shall have been delivered to the Company and the Securities Administrator (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Securities Administrator that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Securities Administrator shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07. Payment of Interest; Interest Rights Preserved. Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, interest, if any, on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided, however, that each installment of interest (if any) on any Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by such Person inside the United States; provided, however, that if payment is to be made pursuant to (ii) above, the Securities Administrator shall have received written wire instructions by no later than the Regular Record Date preceding such Interest Payment Date. Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Unless otherwise provided as contemplated by Section 3.01, every permanent global Security or Book-Entry Security will provide that interest (if any) payable on any Interest Payment Date will be paid to DTC, Euroclear and or Clearstream, as the case may be, with respect to that portion of such permanent global Security held for its account by Cede & Co. or the Common Depository, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Security or Book-Entry Security to the accounts of the beneficial owners thereof.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for or deferred or cancelled (if permitted pursuant to the terms of the series of such Securities as established pursuant to the supplemental indenture issued pursuant to Section 3.01), on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities)

are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Securities Administrator in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Securities Administrator an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Securities Administrator for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee and the Securities Administrator of the notice of the proposed payment. The Company shall promptly notify the Trustee and the Securities Administrator of such Special Record Date, and the Securities Administrator, in the name and at the expense of the Company, shall cause a copy of such notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at the Holder’s address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. The Securities Administrator may, in addition, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper published in the English language customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee and the Securities Administrator of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Securities Administrator.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry any rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Securities Administrator, the Securities Registrar, the Paying Agent and any agent of the Company, the Securities Administrator, the Securities Registrar, the Paying Agent or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest (if any) on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Securities Administrator, the Securities Registrar, the Paying Agent, the Trustee nor any agent of the Company, the Securities Administrator, the Securities Registrar, the Paying Agent, or the Trustee shall be affected by notice to the contrary.

Except as provided in Section 3.05, owners of any beneficial interests in a Book-Entry Security shall not be entitled to have Securities represented by such Book-Entry Security registered in their names, shall not receive or be entitled to receive physical delivery of Securities in certificated form and shall not be considered the Holders thereof for any purpose under this Indenture. Members or participants in the Depository shall have no rights under this Indenture with respect to any Book-Entry Security held on their behalf by the Depository, and such Depository may be treated by the Company, the Securities Administrator, the Securities Registrar, the Paying Agent, the Trustee and any agent of the Company, the Securities Administrator, the Securities Registrar, the Paying Agent or the Trustee as the Holder of such Book-Entry Security under this Indenture. Notwithstanding the foregoing, with respect to any Book-Entry Security, nothing herein shall prevent the Company, the Securities Administrator, the Securities Registrar, the Paying Agent, the Trustee, or any agent of the Company, the Securities Administrator, the Securities Registrar, the Paying Agent or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository, as a Holder, with respect to such Book-Entry Security or impair, as between the Depository and owners of beneficial interests in such Book-Entry Security, the operation of customary practices governing the exercise of the rights of the Depository (or its nominee) as Holder of such Book-Entry Security.

None of the Company, the Trustee, the Securities Administrator, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Book-Entry Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the delivery to any member of or participants in the Depository of any notice permitted or required to be given to the Holders of the Securities under this Indenture.

Section 3.09. Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Securities Administrator, be delivered to the Securities Administrator and such Securities shall be promptly cancelled by the Securities Administrator. The Company may at any time deliver to the Securities Administrator for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Securities Administrator. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Securities Administrator shall be destroyed by the Securities Administrator unless other instructions are furnished to the Securities Administrator by a Company Order. No cancelled Securities may be reissued or resold.

Notwithstanding the foregoing, with respect to any Book-Entry Security, nothing shall prevent the Company, the Securities Administrator or any agent of the Company or the Securities Administrator, from giving effect to any written certification, proxy or other authorization furnished by a Depository or impair, as between a Depository and holders of beneficial interests in any Book-Entry Security, the operation of customary practices governing the exercise of the rights of the Depository (or its nominee) as Holder of such Book-Entry Security.

Section 3.10. Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 for the Securities of any series, interest, if any on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11. Electronic Security Issuance. The Securities may, pursuant to a supplemental indenture complying with Section 3.01 hereof, be issued by means of an electronic issuance system. Any such Security issuance instructions may specify the name, address and taxpayer identification number of the Holder, the principal amount and Stated Maturity of the Security (if any), the interest rate to be borne by the Security and any other terms not inconsistent with such supplemental indenture. Nothing in this Section 3.11 shall be construed as prohibiting the Company from issuing Securities by any means not inconsistent with the provisions of this Indenture.

Section 3.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Company and the Securities Administrator shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that a reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee, the Securities Administrator, the Securities Registrar and the Paying Agent of any change in the CUSIP numbers.

ARTICLE 4

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 4.01. Option to Effect Legal Defeasance or Covenant Defeasance. Unless the supplemental indenture issued pursuant to Section 3.01 specifies that this Section 4.01 and either or both of Section 4.02 and Section 4.03 do not apply to a given series of Securities, the Company may at any time, at the option of its Board of Directors as evidenced by an Officer’s Certificate confirming the due authorization by the Company, elect to have either Section 4.02 or Section 4.03 hereof be applied to all outstanding Securities of such series upon compliance with the conditions set forth below in this Article 4.

Section 4.02. Legal Defeasance and Discharge. Upon the Company’s exercise under Section 4.01 hereof of the option applicable to this Section 4.02, the Company will, subject to the satisfaction of the conditions set forth in Section 4.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of the series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of the series, which will thereafter be deemed to be “outstanding” only for the purposes of Section 4.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Securities of the series and this Indenture (and the Trustee and the Securities Administrator, on demand of, at the expense of and as prepared by the Company (such expense being documented), shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Securities of the series to receive payments in respect of the principal of, or interest (if any) or Additional Amounts (if any) on, such Securities when such payments are due from the trust referred to in Section 4.04 hereof;

(b) the Company’s obligations with respect to such Securities under Article 3 and Section 10.02 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee and the Securities Administrator hereunder and the Company’s obligations in connection therewith; and

(d) this Article 4.

Subject to compliance with this Article 4, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 hereof.

Section 4.03. Covenant Defeasance. Upon the Company’s exercise under Section 4.01 hereof of the option applicable to this Section 4.03, the Company will, subject to the satisfaction of the conditions set forth in Section 4.04 hereof, be released from each of its obligations under the covenants contained in Sections 10.10, 10.12 and 8.01 hereof with respect to the outstanding Securities of the series on and after the date the conditions set forth in Section 4.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of the series, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute an Event of Default under Section 5.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities will be unaffected thereby. In addition, upon the Company’s exercise under Section 4.01 hereof of the option applicable to this Section 4.03, subject to the satisfaction of the conditions set forth in Section 4.04 hereof, Section 5.01(d), Section 5.01(e) and Section 5.01(f) hereof will not constitute Events of Default. The Company’s obligations under Section 6.07 shall survive an exercise under Section 4.01.

Section 4.04. Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 4.02 or 4.03 hereof:

(a) the Company must irrevocably deposit with the Securities Administrator, in trust, for the benefit of the Holders, cash in Dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants as appointed by the Company (a copy of which shall be provided to the Trustee), to pay the principal of, and interest (if any) and Additional Amounts (if any) on, the outstanding Securities of the relevant series on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to such stated date for payment or to a particular Redemption Date;

(b) the Company must deliver to the Trustee and the Securities Administrator an Opinion of Counsel of recognized standing with respect to U.S. federal income tax matters confirming that the Holders and beneficial owners of the outstanding Securities of the relevant series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance or Legal or Covenant Defeasance; with respect to a Legal Defeasance, such opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect;

(c) no Default or Event of Default, if any, with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

(d) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee and the Securities Administrator to have a conflicting interest for purposes of the Trust Indenture Act with respect to any of the Company’s securities; and

(e) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 4.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 4.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Securities Administrator (or other qualifying securities administrator, collectively for purposes of this Section 4.05, the “Securities Administrator”) pursuant to Section 4.04 hereof in respect of the outstanding Securities will be held in trust and applied by the Securities Administrator, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Securities Administrator may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, interest (if any) and Additional Amounts (if any), but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee and the Securities Administrator against any duly documented tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 4.04 hereof or the principal, interest (if any) and Additional Amounts (if any) received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Notwithstanding anything in this Article 4 to the contrary, the Securities Administrator will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 4.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants as appointed by the Company expressed in a written certification thereof delivered to the Securities Administrator (which may be the opinion delivered under Section 4.04(a) hereof, a copy of which shall be provided to the Trustee), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 4.06. Repayment to Company. Any money deposited with the Securities Administrator or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, interest (if any) or Additional Amounts (if any) on, any Security and remaining unclaimed for two years after such principal, interest (if any) or Additional Amounts (if any) has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee, the Securities Administrator or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Securities Administrator or such Paying Agent, before being required to make any such repayment, may at the expense of the Company (such expense being documented) cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.07. Reinstatement. If the Securities Administrator or Paying Agent is unable to apply any Dollars or non-callable U.S. Government Obligations in accordance with Section 4.02 or 4.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities will be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03 hereof until such time as the Securities Administrator or Paying Agent is permitted to apply all such money in accordance with Section 4.02 or 4.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, or interest (if any) or Additional Amounts (if any) on, any Security following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Securities Administrator or Paying Agent.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Events of Default. Except as expressly provided in any supplemental indenture with respect to Securities of a series issued pursuant to Section 3.01, each of the following is an “Event of Default”:

(a) default in any payment of principal or any premium on any Security of a series when due (at Maturity, including upon redemption, or otherwise), which continues for 15 days;

(b) default in the payment of interest (if any) and Additional Amounts (if any) on any Security of a series when due, which continues for 30 days;

(c) the Company’s failure to comply with any other obligation contained in this Indenture (other than a covenant default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee or the Securities Administrator written notice, as provided in accordance with Section 1.05, specifying such default or breach and requiring it to be remedied;

(d) the Company’s failure, or the failure of any Material Subsidiary, (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due (following the giving of such notice, if any, as required under the document governing such indebtedness and as extended by any applicable cure period) or (b) to observe or perform any agreement or condition relating to such indebtedness such that such indebtedness has come due prior to its stated maturity and such acceleration has not been cured, unless (in the case of clauses (a) and (b)) (i) the aggregate amount of such indebtedness is less than €100,000,000 or (ii) the question of whether such indebtedness is due has been disputed in good faith by appropriate proceedings and such dispute has not been finally adjudicated against the Company or the Material Subsidiary, as the case may be;

(e) if the Company is (or is deemed by law or a court to be) insolvent or bankrupt or presents a request for controlled management (gestion contrôlée) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Company or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events;

(f) if any Material Subsidiary is (or is deemed by law or a court to be) insolvent or bankrupt or presents a request for controlled management (gestion contrôlée) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of any such Material Subsidiary or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events (in each case, a “Material Subsidiary Insolvency Event”), provided that no Event of Default under this paragraph (ii) will occur in relation to any such Material Subsidiary Insolvency Event unless

(x) the credit rating assigned by any Rating Agency to the long-term, unsecured and unsubordinated indebtedness of the Company within the period of 60 days immediately following such Material Subsidiary Insolvency Event is less than the credit rating assigned by such agency to the long-term, unsecured and unsubordinated indebtedness of the Company immediately prior to or on the effective date of such Material Subsidiary Insolvency Event and (y) a Rating Agency making a Rating Downgrade publicly announces or confirms that such Rating Downgrade was the result of any event or circumstance comprised in or arising as a result of, or in respect of, such Material Subsidiary Insolvency Event; or

(g) or any other Event of Default expressly provided with respect to Securities of that series.

Section 5.02. Acceleration. Upon the occurrence and continuation of any Event of Default, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of the affected series may declare the principal amount of the outstanding Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), in accordance with Section 1.05 hereof. Upon any such declaration, the Securities of such series shall become due and payable immediately.

At any time after such a declaration of acceleration with respect to outstanding Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest on all Securities of that series;

(ii) the principal of (and premium (if any) on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities; and

(iv) all sums paid or advanced by either of the Trustee or the Securities Administrator hereunder and the reasonable and documented compensation, expenses, disbursements and advances of each of the Trustee and the Securities Administrator, its agents and counsel;

and

(b) all Events of Default with respect to Securities of that series, other than the non-payment of the principal and other amounts of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Other Remedies. Subject to the terms of the relevant series of Securities established under the supplemental indenture issued pursuant to Section 3.01, if an Event of Default occurs or if the Company breaches any covenant or warranty under this Indenture or the Securities, the Trustee may pursue any available remedy to enforce any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 5.04. Waiver Of Past Defaults. The Holders of a majority in aggregate principal amount of the outstanding Securities of any series by notice to the Trustee may waive any past default under this Indenture affecting such series, except an uncured default in the payment of principal of or interest on such series of Securities or an uncured default relating to a covenant or provision of this Indenture that cannot be modified or amended without the consent of each affected Holder.

Section 5.05. Control by Majority. Holders of a majority in aggregate principal amount of the outstanding Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, in each case with respect to such series and subject to the limitations specified herein. Subject to Article 6 herein relating to the Trustee’s duties, neither of the Trustee nor the Securities Administrator will be under any obligation to exercise any of its rights and powers under the Indenture unless such Holder has offered an indemnity to its reasonable satisfaction against any loss, costs, expenses and liabilities it may incur.

Section 5.06. Limitation on Suits. No Holder of Securities of any series will have any right to institute any proceeding with respect to this Indenture or the Securities of the series or for any remedy thereunder, unless:

(a) such Holder has previously given written notice to the Trustee at its Corporate Trust Office of a continuing Event of Default under the Securities of the series has occurred;

(b) Holders of not less than 25% in aggregate principal amount of the outstanding Securities of the relevant series have made a written request to the Trustee to institute the proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(c) the Holders of the Securities of the relevant series have offered to the Trustee reasonable indemnity against the cost and other liabilities of instituting a proceeding and provided a written request to the Trustee at its Corporate Trust Office;

(d) the Trustee for 60 days thereafter has failed to institute any such proceeding;

(e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of the relevant series have not given the Trustee a direction that is inconsistent with such written request; and

(f) the terms of such series of Securities do not prohibit such remedy to be sought by the Trustee and/or the Holders,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders

Section 5.07. Rights of Holders of Securities To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, and interest (if any) and Additional Amounts (if any) on the Security, on or after the respective due dates expressed in the Security (including in connection with a Change of Control Offer, if such term is defined in the relevant supplemental indenture issued pursuant to Section 3.01), or to institute a suit for the enforcement of any such payment on or after such respective dates, shall not be impaired without the consent of such Holder.

Section 5.08. Collection Suit by Trustee. If an Event of Default specified in Section 5.01(a) or Section 5.01(b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole remaining unpaid amount of principal of, and interest (if any) and Additional Amounts (if any) on, the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 5.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property (including, but not limited to, any bankruptcy, dissolution, insolvency, liquidation, winding-up or similar judicial proceeding) and shall be entitled and empowered to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding, and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian, receiver, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under

Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by the lien as specified in Section 6.07 on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10. Priorities. If the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order:

First: to the Trustee, the Securities Administrator, the Securities Registrar and the Paying Agent, and each of their agents and attorneys in respect of their documented fees and for amounts due under Section 6.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by any of the Trustee, the Securities Administrator, the Securities Registrar, the Paying Agent and the costs and expenses of collection;

Second: to Holders of Securities for amounts due and unpaid on the Securities for principal, interest (if any) and Additional Amounts (if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest (if any) and Additional Amounts (if any) respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 5.10.

Section 5.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company shall be restored to its former position hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against any of the Trustee, the Securities Administrator, the Securities Registrar or the Paying Agent for any action taken or omitted by it as a Trustee, Securities Administrator, Securities Registrar or Paying Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.12 does not apply to a suit by the Trustee, Securities Administrator, Securities Registrar or Paying Agent, a suit by a Holder of a Security pursuant to Section 5.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities.

ARTICLE 6

THE TRUSTEE AND SECURITIES ADMINISTRATOR

Section 6.01. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default, if any, with respect to the Securities of any series of which a Responsible Officer of the Trustee has actual knowledge,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to such series, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(b) In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, has occurred with respect to Securities of any series and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series of Securities, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be finally proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 5.05, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(e) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have received written notice or obtained actual knowledge thereof. In the absence of receipt of such written notice or actual knowledge, the Trustee may conclusively assume that there is no default or Event of Default.

(f) The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust or (D) to confirm or verify the contents of any reports or certificates of the Company delivered to the Trustee pursuant to this Indenture believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

Section 6.02. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in Section 7.03(c), notice of such default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (if any) on any Security of such series, or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series, and provided, further, that in the case of any default of the character specified in Section 5.01 with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.03. Certain Rights of Trustee. Except as otherwise provided in Section 6.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and such Officer’s Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders of Securities of any series shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, calculation or quotation, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, in each case with reasonable prior notice to the Company;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) in no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder;

(k) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, severe weather, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, the provisions of any present or future law or regulation or any act of any governmental authority, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or Federal Reserve Bank wire service; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(l) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(m) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of such act;

(n) The Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or the performance of the powers granted hereunder;

(o) In making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account;

(p) Delivery of reports, information and documents to the Trustee shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other entity’s compliance with any covenants under this Indenture, any supplemental indenture, any Notes or any other related documents. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other entity’s compliance with the covenants described herein or with respect to any reports or other documents filed under this Indenture, any supplemental indenture, any Notes or any other related document;

(q) No provision of this Indenture, any supplemental indenture or any Notes shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations, or to exercise any right or power, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it;

(r) Notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Securities Administrator that the Securities Administrator deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient (the “Email Recipient”) of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Securities Administrator to the Email Recipient. Additional information and assistance on using the encryption technology can be found at Citibank’s Secure Email website at http://www.citigroup.net/informationsecurity/dataprotect.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181;

(s) The Trustee shall have the right to require that any directions, instructions or notices provided to it be signed by an Authorized Person (as hereinafter defined), be provided on corporate letterhead and contain such other evidence as may be reasonably requested by the Trustee to establish the identity and/or signatures thereon. The identity of such Authorized Persons, as well as their specimen signatures, title, telephone number and e-mail address, shall be delivered to the Trustee in a list of authorized signers and shall remain in effect until the applicable party, or an entity acting on its behalf, notifies the Trustee of any change thereto (the person(s) so designated from time to time, the “Authorized Persons”); and

(t) To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Trustee or the Securities Administrator, as applicable, each acting reasonably, will ask for information that will allow the Trustee or the Securities Administrator, as applicable, to identify relevant parties. The parties hereto hereby acknowledge such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Securities Administrator.

Section 6.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in its Statements of Eligibility on Form T-1 supplied to the Company are true and accurate. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.05. May Hold Securities. The Trustee, any Paying Agent, any Security Registrar, any Calculation Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Calculation Agent or such other agent.

Section 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all sums held by such Paying Agent for the payment of the principal of or interest on the Securities, and shall give to the Trustee notice of any default by the Company on the Securities in the making of any such payment.

Section 6.07. Compensation and Reimbursement. The Company agrees:

(a) to pay to each of the Trustee and the Securities Administrator from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse each of the Trustee and the Securities Administrator upon its request for all reasonable and duly documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify each of the Trustee and the Securities Administrator, its agents and counsel for, and to hold them harmless against, any duly documented loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

The obligations of the Company under this Section shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharges of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by each of the Trustee or the Securities Administrator as such (except funds held in trust for the benefit of the Holders of particular Securities), and the Securities are hereby subordinated to such senior claim.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(e) or (f) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under applicable bankruptcy law.

Section 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to Section 310(b) of the Trust Indenture Act and this Indenture.

Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, State or District of Columbia authority and having its Corporate Trust Office in the Borough of Manhattan, the City of New York, New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, when authorized by or pursuant to a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.12, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

The Company may also remove the Trustee with or without cause if the Company so notifies the Trustee six months in advance and if no Event of Default occurs during the six-month period.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, when authorized by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities of that series and accepted appointment in the manner required by Section 6.11, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months, subject to Section 5.12, may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of the charges due it pursuant to Section 6.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities of a series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

Section 6.14. Appointment of Authenticating Agent. The Securities Administrator may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Securities Administrator to authenticate Securities of such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Securities Administrator hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Securities Administrator or the Securities Administrator’s certificate of authentication such reference shall be deemed to include authentication and delivery on behalf of the Securities Administrator by an Authenticating Agent and a certificate of authentication executed on behalf of the Securities Administrator by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Securities Administrator or such Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Securities Administrator and to the Company. The Securities Administrator may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Securities Administrator may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall promptly give notice of such appointment to all Holders of Securities pursuant to Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Securities Administrator’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Citibank, N.A., not in its individual capacity but solely as Securities Administrator

By:

If the Securities Administrator does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Securities Administrator, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint (at the expense of the Company) in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

Section 6.15. Certain Rights of the Securities Administrator. The rights, privileges, protections, immunities and benefits provided to the Trustee under this Article 6 (including but not limited to its right to be indemnified) are extended to, and shall be enforceable by, the Securities Administrator in each of its capacities hereunder and to each of its Responsible Officers and other Persons duly employed by the Securities Administrator hereunder as if they were each expressly set forth herein for the benefit of the Securities Administrator in each such capacity, Responsible Officers or employees of the Securities Administrator mutatis mutandis.

ARTICLE 7

HOLDERS’ LISTS AND REPORTS BY SECURITIES ADMINISTRATOR AND COMPANY

Section 7.01. Company to Furnish Securities Administrator Names and Addresses of Holders of Securities. The Company will furnish or cause to be furnished to the Securities Administrator and the Trustee with respect to the Securities of each series:

(a) not more than 15 days after each Regular Record Date, or in the case of any series of Securities on which semi-annual interest is not payable, not more than six months after the most recently so provided list, a list, in such form as the Securities Administrator may reasonably require, of the names and addresses of the Holders of such Securities as of such Regular Record Date, as the case may be, and

(b) at such other times as the Securities Administrator or the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Securities Administrator is the Security Registrar, no such list need be furnished.

Section 7.02. Preservation of Information; Communications to Holders.

(a) The Securities Administrator shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities (i) contained in the most recent list furnished to the Securities Administrator as provided in Section 7.01, (ii) received by the Securities Administrator in its capacity as Security Registrar (or Paying Agent, if so acting) and (iii) filed with it during the two preceding years pursuant to Section 7.03(c). The Securities Administrator may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) If three or more Holders of Securities of any series (hereinafter referred to as “applicants”) apply in writing to the Securities Administrator, and furnish to the Securities Administrator reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series with respect to their rights under this Indenture or under the Securities of such series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Securities Administrator shall within five business days after the receipt of such application, at its election, either:

(i) afford such applicants access to the information preserved at the time by the Securities Administrator in accordance with Section 7.02(a) (provided, however, that the Securities Administrator shall have no obligation to investigate or confirm the information so provided), or

(ii) inform such applicants as to the approximate number of Holders of Securities of such series whose names and addresses appear in the information preserved at the time by the Securities Administrator in accordance with Section 7.02(a) (provided, however, that the Securities Administrator shall have no obligation to investigate or confirm the information so provided), and as to the approximate cost of mailing to such Holders of Securities of such series the form of proxy or other communication, if any, specified in such application.

If the Securities Administrator shall, after receiving direction from the Company, elect not to afford such applicants access to such information, the Securities Administrator shall, upon the written request of such applicants, mail to each Holder of Securities of such series whose name and address appears in the information preserved at the time by the Securities

Administrator in accordance with Section 7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Securities Administrator of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Securities Administrator shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Company, such mailing would be contrary to the best interests of the Holders of Securities of such series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Securities Administrator shall mail copies of such material to all such Holders of Securities of such series with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Securities Administrator shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Securities Administrator and the Trustee that neither the Company, the Securities Administrator or the Trustee, nor any agent of the Company, the Securities Administrator or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Securities Administrator shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

Section 7.03. Reports by Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each September 1 following the date of this Indenture deliver to Holders a report, dated as of such September 1, which complies with the provisions of such Section 313(a).

(b) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(c) A copy of such report shall, at the time of such transmission to the Holders of Securities, be filed by the Trustee with the Company, with each securities exchange upon which any of the Securities are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee when any Securities become listed on any stock exchange or market center.

Section 7.04. Reports by Company. The Company will:

(a) file with the Securities Administrator (with a copy to the Trustee), within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Securities Administrator and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations adopted pursuant to Section 314(a)(1) of the Trust Indenture Act;

(b) file with the Securities Administrator (with a copy to the Trustee) and the Commission such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act;

(c) transmit by mail to all Holders, within 30 days after the filing thereof with the Securities Administrator, in the manner and to the extent provided in Section 7.03(c) with respect to reports pursuant to Section 7.03(a), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

(d) be deemed to have filed with the Securities Administrator and the Trustee and made available to Holders such reports and the other documents and information referred to above if the Company has filed such reports, documents and information with the Commission via its Electronic Data Gathering, Analysis and Retrieval System filing system and such reports, documents and information are publicly available.

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER

Section 8.01. Company May Consolidate, Etc., Only On Certain Terms. So long as any Securities are outstanding, the Company will not consolidate with or merge into any other Person (excluding Persons controlled by one or more members of the Mittal Family) or convey or transfer substantially all of its properties and assets to any other Person (excluding Persons controlled by one or more members of the Mittal Family) unless thereafter:

(a) the Person formed by such consolidation or into which it is merged, or the Person which acquired all or substantially all of the Company’s properties and assets, expressly assumes pursuant to a supplemental indenture the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant herein on the Company’s part to be performed or observed (including, if such Person is not organized in or a resident of Luxembourg for tax purposes, substituting such Person’s jurisdiction of organization or residence for Luxembourg for tax purposes, where applicable, including for the obligation to pay Additional Amounts);

(b) immediately after giving effect to such transaction, no Event of Default has occurred and is continuing; and

(c) the Person formed by such consolidation or into which the Company is merged, or the Person which acquired all or substantially all of the properties and assets of the Company delivers to the Trustee and the Securities Administrator an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the terms and conditions herein and that all conditions precedent in this Indenture relating to the transaction have been complied with and, immediately after giving effect to such transaction, no Event of Default has occurred and is continuing, except that such Officer’s Certificate and Opinion of Counsel shall not be required in the event that any such consolidation, merger, conveyance or transfer is made by order of any court or tribunal having jurisdiction over the Company, its properties and assets.

Section 8.02. Successor Substituted. Upon any consolidation or merger by the Company with or into any other Person, or any sale, conveyance, transfer or lease by the Company of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 8.01) shall be discharged from all obligations and covenants under this Indenture and the Securities, and may be dissolved and liquidated.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holder of Securities, the Company, when authorized by or pursuant to a Board Resolution, the Trustee and the Securities Administrator, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee and the Securities Administrator, for any of the following purposes:

(a) to provide for the issuance of additional Securities in accordance with the limitations set forth in this Indenture as of the date hereof; or

(b) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

(c) to comply with any requirements of the Commission in connection with qualifying this Indenture under the Trust Indenture Act; or

(d) to add to the covenants of the Company, for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(e) to add or modify for the benefit of the Holders of all or any series of Securities any Events of Default (and if such additional or modified Events of Default are to be for the benefit of less than all series of Securities, stating that such additional or modified Events of Default are expressly being included or modified solely for the benefit of such series); or

(f) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(g) to secure the Securities; or

(h) to establish the form or terms of Securities of any series as permitted by Section 2.01 and 3.01; or

(i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or successor Securities Administrator with respect to the Securities of one or more series and/or to add or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee or Securities Administrator, pursuant to the requirements of Section 6.11(b); or

(j) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or

(k) to correct or add any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

Section 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Securities Administrator and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, the Securities Administrator and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a) change the Stated Maturity (if any) of the principal of, or any installment of principal of or any interest on, any Security, or reduce the principal amount thereof or any rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay additional amounts pursuant to Section 10.11 (except as contemplated by Section 8.01(a) and permitted by Section 9.01(a)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 5.02, or change the method in which amounts of payments of principal or any interest thereon are determined, or change any Place of Payment, or change the coin or currency in which any Security or any premium or any interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity (if any) thereof (or, in the case of redemption, on or after the Redemption Date), or

(b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(c) impair the right of the Holders of Securities to institute suit for the enforcement of any payment on or after the date due, or

(d) modify any of the provisions of this Section or Section 5.04, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 6.11(b) and Section 9.01(i), or

(e) change the provisions of this Indenture regarding the quorum required at any meeting of Holders, or

(f) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 10.02.

Any supplemental indenture may specify whether the Company may materially modify the terms of a series of Securities, provided that any such modification to the provisions of this Indenture be made in accordance with this Section 9.02. A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, each of the Trustee and the Securities Administrator shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that such supplemental indenture, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms. Each of the Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee or the Securities Administrator, bear a notation in form acceptable to the Trustee and the Securities Administrator as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Securities Administrator in exchange for Outstanding Securities of such series.

ARTICLE 10

COVENANTS

Section 10.01. Payments. The Company shall pay, or cause to be paid, the principal, interest (if any) and Additional Amounts (if any) on the dates and in the manner referred to in Section 10.11 hereof.

Principal, any other amounts to be paid in accordance with Section 11.03, and interest (if any) and Additional Amounts (if any) will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, any other amounts to be paid in accordance with Section 11.03, and interest (if any) and Additional Amounts (if any) then due.

If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue or be reduced, as the case may be, on such payment for the intervening period. The Company shall provide in its notice of any such Place of Payment to the Trustee and the Securities Administrator, notice of the Legal Holidays in such jurisdiction.

Section 10.02. Maintenance of Office or Agency. The Company will maintain in the United States at the applicable Corporate Trust Office an office or agency (which may be an office of the Trustee, the Securities Administrator, the Securities Registrar or an affiliate of the Trustee, the Securities Administrator, Security Registrar or co-registrar) where Securities may be surrendered for registration of transfer or for exchange and will maintain an office in the United States where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby designates the office for registration of transfer or for exchange of Securities to be at the office of the Securities Administrator at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attn: Citibank Agency & Trust, ArcelorMittal, and designates the office for service of notices and demands to or upon the Company to be at ArcelorMittal USA Holdings II LLC, 1 South Dearborn Street, 19th Floor, Chicago, IL 60603-9888, United States. The Company hereby agrees not to change the designation of either such office without prior written notice to the Trustee and the Securities Administrator and designation of a replacement for such office or agency. If at any time the Company fails to maintain at least one such required office or agency where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served or fails to furnish the Trustee and the Securities Administrator with the address thereof, such presentations, surrenders, notices and demands may be made or served at the applicable Corporate Trust Office of the Securities Administrator.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency at the applicable Corporate Trust Office for such purposes. The Company will give prompt written notice to the Trustee and the Securities Administrator of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the applicable Corporate Trust Office of the Securities Administrator as one such office or agency of the Company in accordance with Section 3.05 hereof.

Section 10.03. Appointment To Fill a Vacancy in the Office of the Trustee. Whenever necessary to avoid or fill a vacancy in the office of the Trustee, the Company will appoint a successor trustee in accordance with Section 6.10 hereof so that there will at all times be a Trustee with respect to the Securities.

Section 10.04. Notice of Certain Events.

(a) The Company will give written notice to the Trustee and the Securities Administrator at its respective Corporate Trust Office, promptly and in any event within 10 days after it becomes aware of the occurrence of any Event of Default hereunder.

(b) If the Trustee has received written notice of an Event of Default, the Trustee will give notice of that event to the Holders within 90 days after the Trustee has received written notice thereof. The Trustee may withhold notice to the Holders of such an event (except the non-payment of principal or interest) if a committee of its trust officers determines in good faith that withholding notice is in the interests of the Holders.

Section 10.05. [Reserved].

Section 10.06. Compliance Certificate. The Company shall deliver to the Securities Administrator (a copy of which shall be provided to the Trustee) within 120 days after the end of its fiscal year an Officer’s Certificate stating that it has complied with its obligations under this Indenture and, if any outstanding series of Securities under this Indenture are subject to potential Events of Default, that no Event of Default has occurred during such period, or if one or more has occurred, specifying those Events of Default and what actions, if any, have been taken by the Company upon becoming aware of the occurrence of, or what actions, if any, the Company proposes to take with respect to, each such Event of Default.

Section 10.07. Further Actions. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as either of the Trustee or the Securities Administrator may reasonably request to carry out more effectively the purpose of this Indenture.

Section 10.08. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not, at any time insist upon, plead, or in any manner whatsoever claim, or to the extent permitted by law, take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives (to the extent it may lawfully do so) all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to either of the Trustee or the Securities Administrator, but will, to the extent permitted by law, suffer and permit the execution of every such power as though no such law has been enacted.

Section 10.09. Corporate Existence. Subject to Article 8, the Company will preserve and keep in full force and effect its corporate existence.

Section 10.10. Negative Pledge. The Company covenants that so long as any of the Securities remain outstanding, it will not, and will not permit any Material Subsidiary to, create or permit to subsist, any Security upon any of their respective Assets, present or future, to secure any Relevant Indebtedness incurred or guaranteed by it or by any Material Subsidiary (whether before or after the issue of the Securities) other than Permitted Security unless the obligations of the Company under the Securities are (i) equally and rateably secured so as to rank pari passu with such Relevant Indebtedness or the guarantee thereof or (ii) benefit from any other Security or arrangement as shall be approved by the Holders of a majority in aggregate principal amount of the Securities of the affected series then outstanding. For the purposes of this provision, “Security” means any mortgage, charge, pledge or other real security interest (sûreté réelle).

Section 10.11. Payment of Additional Amounts. The applicable supplemental indenture in respect of a series issued pursuant to Section 3.01 shall state the terms, if any, by which the Company or any successor entity, as the case may be, will pay additional amounts (“Additional Amounts”) as will result in receipt by the Holders of such amounts as would have been received by the Holders had no withholding or deduction been required by a Relevant Jurisdiction.

A “Relevant Jurisdiction” means Luxembourg or any jurisdiction in which ArcelorMittal is resident for tax purposes (or in the case of a successor entity any jurisdiction in which such successor entity is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein)).

Section 10.12. Offer To Purchase upon a Change of Control. If applicable to a series of Securities, the provisions of any requirement for the Company to offer to purchase any Securities following a change of control of the Company shall be specified in the applicable supplemental indenture issued pursuant to Section 3.01.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.01. Applicability of this Article. Securities of any series that are redeemable before their Stated Maturity, if any, shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 11.02. Election to Redeem; Notice to Trustee and the Securities Administrator. The due authorization of the election of the Company to redeem any Securities shall be evidenced by a certificate of an Authorized Officer. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee and the Securities Administrator), notify the Trustee and the Securities Administrator of such Redemption Date and of the principal amount of Securities of such series to be redeemed and the Redemption Price for such Securities, such notice to be accompanied by a written statement signed by an Authorized Officer of the Company stating that no defaults in the payment of interest or Events of Default (if applicable to the Securities of that series) with respect to the Securities of that series have occurred (which have not been waived or cured). In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition or computation specified in the terms of such Securities, the Company shall furnish the Trustee and the Securities Administrator with an Officer’s Certificate evidencing compliance with such restriction, condition or computation.

In the event that any election by the Company necessitates the retention of any agent by either of the Trustee or the Securities Administrator, the Company agrees that such retention shall be at the sole expense of the Company, subject to the Company’s prior approval of such agent.

Section 11.03. Redemption at the Option of the Company. The provisions of any redemption at the option of the Company shall only be applicable to a series of Securities if such applicability and the terms of such redemption are specified pursuant to Section 3.01.

Section 11.04. Mandatory Redemption. The provisions of any mandatory redemption or sinking fund payments shall only be applicable to a series of Securities if such applicability and the terms of such redemption or payments are specified pursuant to Section 3.01.

Section 11.05. Cancellation of Redeemed Securities. Any Securities that are redeemed will be cancelled.

Section 11.06. Selection by Securities Administrator of Securities to be Redeemed. If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Securities Administrator, from the Outstanding Securities of such series not previously called for redemption by random lot or by such other method as the Securities Administrator shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple of the minimum authorized incremental denomination above such minimum authorized denomination) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series or of portions of the principal amount of global Securities of such series, provided, however, that any such redemption shall be conducted in accordance with the standard procedures of the Depositary for so long as the Securities are in global form.

The Securities Administrator shall promptly notify the Company and the Trustee in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.07. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 1.06 not less than 30 and not more than 60 days prior to the Redemption Date, to the Holders of Securities to be redeemed.

All notices of redemption shall include the CUSIP number and state:

(a) the Redemption Date,

(b) the Redemption Price and any accrued interest,

(c) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(d) that on the Redemption Date the Redemption Price, and any accrued interest thereon will become due and payable upon each such Security to be redeemed and that interest thereon shall cease to accrue from and after said date,

(e) the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest thereon, and

(f) if such be the case, that the installment of interest on Securities whose Stated Maturity is the Redemption Date is payable to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date immediately preceding the Redemption Date.

Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company’s request, by the Securities Administrator in the name of, as prepared by and at the expense of the Company.

Section 11.08. Deposit of Redemption Price. Prior to the opening of business on any Redemption Date, the Company shall deposit with the Securities Administrator or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Securities which are to be redeemed on that date.

Section 11.09. Securities Payable on Redemption Date. Notice of Redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified together with any accrued interest thereon and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Securities for redemption in accordance with said notice, such Securities shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If the Company shall default in the payment of the Redemption Price and accrued interest on any Security called for redemption, the principal (and premium, if any) of such Security shall, until paid or until payment is provided for in accordance herewith, bear interest from the Redemption Date at the rate, if any, prescribed therefor in the Security.

So long as it is known to a Responsible Officer of the Securities Administrator that an Event of Default is continuing hereunder, the Securities Administrator shall not redeem any Securities of any series pursuant to this Article (unless all Outstanding Securities of such series are to be redeemed) or mail or give any notice of redemption of Securities except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Securities Administrator shall redeem or cause to be redeemed such Securities provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any monies theretofore or thereafter received by the Trustee or the Securities Administrator shall, during the continuance of such Event of Default, be deemed to have been collected under Article 5 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.04 or the default cured on or before the sixtieth day preceding the Redemption Date, such monies shall hereafter be applied in accordance with the provisions of this Article.

Section 11.10. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at any Place of Payment therefor (with, if the Company, the Trustee or the Securities Administrator so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Trustee and the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Securities Administrator shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 11.11. Open Market Purchases. Notwithstanding any other provision of this Indenture or the Securities, the Company or its Affiliates may, from time to time, purchase any Securities either in the open market at prevailing prices for such Securities at such time or in private transactions at a negotiated price with the Holder or Holders thereof or the Company may at any time make offers to the Holders to exchange their Securities for other bonds or senior debt securities issued by the Company or any other Person.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Securities of any series issued hereunder, when:

(a) either:

(i) all Securities of such series that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Securities Administrator for cancellation; or

(ii) all Securities of such series that have not been delivered to the Securities Administrator for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Securities Administrator as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities of such series not delivered to the Securities Administrator for cancellation for principal and accrued interest and Additional Amounts (if any) to the date of maturity or redemption;

(b) the Company has paid or caused to be paid all sums payable by it under this Indenture with respect to such series; and

(c) the Company has delivered irrevocable instructions to the Securities Administrator under this Indenture to apply the deposited money toward the payment of the Securities of such series at Maturity or on the Redemption Date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Securities Administrator pursuant to subclause (ii) of clause (a) of this Section 12.01, the provisions of Sections 12.02 and 4.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 6.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02. Application of Trust Money.

Subject to the provisions of Section 4.06 hereof, all money deposited with the Securities Administrator pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Securities Administrator may determine, to the Persons entitled thereto, of the principal and interest (if any) and Additional Amounts (if any) for whose payment such money has been deposited with the Securities Administrator; but such money need not be segregated from other funds except to the extent required by law.

If the Securities Administrator or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, or interest (if any) or Additional Amounts (if any) on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Securities Administrator or Paying Agent.

ARTICLE 13

MEETINGS OF HOLDERS OF SECURITIES

Section 13.01. Call and Notice of Holders’ Meeting. A meeting of Holders of any series may be called by the Securities Administrator at any time. The Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities of any series may call a meeting if the Company or the Holders have requested the Securities Administrator in writing to call such a meeting and the Securities Administrator has not given notice of such meeting within 20 days of receiving the request. Notices of meetings must include the time and place of the meeting and a general description of the action proposed to be taken at the meeting and must be given not less than 30 days nor more than 60 days before the date of the meeting, except that notices of meetings reconvened after adjournment must be given not less than 10 days nor more than 60 days before the date of the meeting. At any meeting, the presence of Holders holding Securities in an aggregate principal amount sufficient to take the action for which the meeting was called will constitute a quorum. Any modifications to or waivers of the Indenture or the Securities will be conclusive and binding on all Holders of Securities of such series, whether or not they have given their consent (unless required under this Indenture) or were present at any duly held meeting.

Section 13.02. Communication by Holders of Securities with Other Holders of Securities. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, any guarantor, the Trustee, the Securities Administrator, the Security Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 13.03. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of either of the Trustee or the Securities Administrator and its counsel and any representatives of the Company and its counsel.

Section 13.04. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture or the terms of such series expressly provides may be given by the Holders of not less than a specified percentage of the principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture or the terms of such series expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not present or represented at the meeting.

Section 13.05. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Securities Administrator may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(b) The Securities Administrator shall, by an instrument in writing, appoint, a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities, in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c) Except as otherwise set forth in the applicable supplemental indenture issued pursuant to Section 3.01 in respect of a given series of Securities, at any meeting each Holder of a Security of such series or proxy shall be entitled to such number of votes as is equal to the ratio of the principal amount of the Outstanding Securities of such series held or represented by such Holder or proxy, divided by the minimum denomination in which the Securities were issued under the applicable supplemental indenture; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d) Any meeting of Holders of Securities of any series duly called pursuant to Section 13.01 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 13.06. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one, or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.01 and, if applicable, Section 13.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Securities Administrator to be preserved by the Securities Administrator, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company, the Securities Administrator and the Trustee have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ARCELORMITTAL, as Company

By:	/s/ THIERRY ROYER
	Name:	Thierry Royer
	Title:	Group Treasurer

By:	/s/ GENUINO CHRISTINO
	Name:	Genuino Christino
	Title:	VP Group Finance

CITIBANK, N.A., not in its individual capacity but solely as Securities Administrator

By:	/s/ JOHN HANNON
	Name:	John Hannon
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ W. THOMAS MORRIS, II
	Name:	W. Thomas Morris, II
	Title:	Vice President

EXHIBIT A

FORM OF SECURITY1

[Form of Face of Security]

[If an Original Issue Discount Security, insert any legend required by the Internal Revenue Code and the Regulations thereunder.]

If a Book-Entry Security – “This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.”

No. R-	$

ARCELORMITTAL

promises to pay to Cede & Co. or registered assigns,

the principal sum of DOLLARS on                     .

Interest Payment Dates: and of each year, commencing on            , 20    .

Record Dates: and of each year, commencing on            , 20    .

Reference is hereby made to the further provisions of the Security evidenced hereby set forth on the reverse hereof, which further provisions shall have the same effect as if set forth at this place.

[1]	To be completed and supplemented to reflect the terms of any series of Securities.

Unless the Certificate of Authentication has been duly executed by the Securities Administrator by manual signature, this Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

Dated:             , 20

ARCELORMITTAL

By:
Name:
Title:

By:
Name:
Title:

This is one of the Securities referred to in the within-mentioned Indenture: Dated: CITIBANK, N.A., not in its individual capacity but solely as Securities Administrator

By:

[Back of Security]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. ArcelorMittal, a société anonyme organized under Luxembourg law will pay interest on the principal amount of the Securities at [    ]% per annum from [    ], until Maturity. The Company will pay interest and Additional Amounts (if any) pursuant to Section [    ], semi-annually in arrears on              and              of each year (each an Interest Payment Date) commencing on [    ], to the Holders of Securities registered as such as of close of business on              and              (each a Regular Record Date), immediately preceding the relevant Interest Payment Date.

If an Interest Payment Date or the maturity date in respect of the Securities is a Legal Holiday, we will pay interest or principal, as the case may be, on the next succeeding day that is not a Legal Holiday. Payments postponed to the next Business Day in this situation will be treated under this Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Securities or this Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a Business Day.

Interest on the Securities will accrue from the Closing Date or, if interest has already been paid, from the date it was most recently paid to (but excluding) the relevant interest payment date (each such period, an “Interest Period”). Interest on the Securities will be calculated in accordance with Section 3.10 of the Indenture.

Interest will cease to accrue on the Securities on the due date for their redemption, unless, upon such due date, payment of principal is improperly withheld or refused or if default is otherwise made in respect of payment of principal, in which case interest will continue to accrue on the Securities at the rates set forth above, as the case may be, until the earlier of (a) the day on which all sums due in respect of such Securities up to that day are received by the relevant Holder or (b) the day falling seven days after the Securities Administrator has notified the Holders of receipt of all sums due in respect of the such Securities up to that seventh day, except to the extent that there is failure in the subsequent payment to the relevant Holders following such notification.

(2) DEFAULTED INTEREST. Any interest on the Securities which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

(3) METHOD OF PAYMENT. The Company will pay interest on the Securities (except Defaulted Interest) and Additional Amounts (if any) to the Persons who are registered Holders of Securities at the close of business in New York City on              or              (whether or not a Business Day) immediately preceding the Interest Payment Date, except as provided in Section 3.07 of the Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, interest and Additional Amounts (if any) at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Amounts (if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and Additional Amounts (if any) on, all Securities the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(4) PAYING AGENT AND SECURITY REGISTRAR. Initially, Citibank, N.A., the Securities Administrator under the Indenture, will act as Paying Agent and Security Registrar. The Company may appoint one or more Co-Registrars and one or more additional Paying Agents. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(5) INDENTURE. The Company issued the Securities under an Indenture dated as of                     , between the Company, the Securities Administrator and the Trustee. The terms of the Securities include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture and, to the extent required by any amendment after such date, as so amended. The Securities are subject to all such terms, and Holders are referred to the Indenture and the U.S. Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(6) REDEMPTION AT THE OPTION OF THE COMPANY. Redemption at the option of the Company shall only be applicable to these Securities if such applicability and the terms of such redemption are specified pursuant to Section 3.01 of the Indenture.

(7) MANDATORY REDEMPTION. Mandatory redemption or sinking fund payments shall only be applicable to these Securities if such applicability and the terms of such payments are specified pursuant to Section 3.01 of the Indenture.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder at its registered address.

(9) OFFER TO PURCHASE UPON A CHANGE OF CONTROL. A requirement for the Company to offer to purchase any Securities following a change of control shall only be applicable if such applicability and the terms of such redemption are specified pursuant to Section 3.01 of the Indenture.

(10) LEGAL DEFEASANCE AND DISCHARGE. Section 4.02 of the Indenture [shall be] applicable to the Securities.

(11) COVENANT DEFEASANCE. Section 4.03 of the Indenture [shall be] applicable to the Securities.

(12) SATISFACTION AND DISCHARGE. The Indenture specifies the means by which it may be discharged and cease to be of further effect with respect to the Securities.

(13) DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Security Registrar, the Securities Administrator and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities of such series to be redeemed or selected for redemption or during the period between a record date and the corresponding Interest Payment Date.

(14) PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

(15) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Securities Administrator and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in the Indenture, the Indenture may be amended or modified without the consent of any Holder of Securities in order, among other things: (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for the issuance of additional Securities in accordance with the limitations set forth in the Indenture; (iii) to provide for the assumption by a successor company of the Company’s obligations under the Securities and the Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (iv) to comply with any requirements of the United States Securities and Exchange Commission in connection with qualifying the Indenture under the Trust Indenture Act; or (v) to correct or add any other provisions with respect to matters or questions arising under the Indenture, so long as that correction or added provision will not adversely affect the interests of the Holders of the Securities in any material respect.

As set forth in the Indenture, without the consent of each Holder of an Outstanding Security affected, no amendment may, among other things: (i) modify the Stated Maturity of the Securities or the dates on which interest is payable in respect of the Securities; (ii) reduce the principal amount of, or interest on, the Securities; (iii) change the currency of payment of the Securities; (iv) impair the right of the Holders of Securities to institute suit for the enforcement of any payment on or after the date due; (v) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any modification of or waiver of compliance with any provision of the Indenture or defaults under the Indenture and their consequences; and (vi) modify the provisions of the Indenture regarding the quorum required at any meeting of Holders.

(16) DEFAULTS AND REMEDIES. Each of the following is an “Event of Default”:

(1) default in any payment of principal or any premium on any Security of a series when due (at Maturity, including upon redemption, or otherwise), which continues for 15 days;

(2) default in the payment of interest (if any) and Additional Amounts (if any) on any Security of a series when due, which continues for 30 days;

(3) the Company’s failure to comply with any other obligation contained in the Indenture (other than a covenant default in whose performance or whose breach is elsewhere in Section 5.01 of the Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee or the Securities Administrator written notice, as provided in accordance with Section 1.05 of the Indenture, specifying such default or breach and requiring it to be remedied;

(4) the Company’s failure, or the failure of any Material Subsidiary, (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due (following the giving of such notice, if any, as required under the document governing such indebtedness and as extended by any applicable cure period) or (b) to observe or perform any agreement or condition relating to such indebtedness such that such indebtedness has come due prior to its stated maturity and such acceleration has not been cured, unless (in the case of clauses (a) and (b)) (i) the aggregate amount of such indebtedness is less than €100,000,000 or (ii) the question of whether such indebtedness is due has been disputed in good faith by appropriate proceedings and such dispute has not been finally adjudicated against the Company or the Material Subsidiary, as the case may be;

(5) if the Company is (or is deemed by law or a court to be) insolvent or bankrupt or presents a request for controlled management (gestion contrôlée) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Company or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events;

(6) if any Material Subsidiary is (or is deemed by law or a court to be) insolvent or bankrupt or presents a request for controlled management (gestion contrôlée) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of any such Material Subsidiary or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events (in each case, a “Material Subsidiary Insolvency Event”), provided that no Event of Default under this paragraph (ii) will occur in relation to any such Material Subsidiary Insolvency Event unless (x) the credit rating assigned by any Rating Agency to the long-term, unsecured and unsubordinated indebtedness of the Company within the period of 60 days immediately following such Material Subsidiary Insolvency Event is less than the credit rating assigned by such agency to the long-term, unsecured and unsubordinated indebtedness of the Company immediately prior to or on the effective date of such Material Subsidiary Insolvency Event and (y) a Rating Agency making a Rating Downgrade publicly announces or confirms that such Rating Downgrade was the result of any event or circumstance comprised in or arising as a result of, or in respect of, such Material Subsidiary Insolvency Event; or

(7) or any other Event of Default expressly provided with respect to Securities of that series.

Upon the occurrence and continuation of any Event of Default, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of the affected series may declare the principal amount of the outstanding Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), in accordance with Section 1.05 of the Indenture. Upon any such declaration, the Securities of such series shall become due and payable immediately.

At any time after such a declaration of acceleration with respect to outstanding Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(a) all overdue interest on all Securities of that series,

(b) the principal of (and premium (if any) on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(d) all sums paid or advanced by either of the Trustee or the Securities Administrator hereunder and the reasonable and documented compensation, expenses, disbursements and advances of each of the Trustee and the Securities Administrator, its agents and counsel;

and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal and other amounts of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04 of the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

The Holders of a majority in aggregate principal amount of the outstanding Securities of any series by notice to the Trustee may waive any past default under the Indenture affecting such series, except an uncured default in the payment of principal of or interest on such series of Securities or an uncured default relating to a covenant or provision of the Indenture that cannot be modified or amended without the consent of each affected Holder.

Holders of a majority in aggregate principal amount of the outstanding Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, in each case with respect to such series and subject to the limitations specified herein. Subject to Article 6 of the Indenture relating to the Trustee’s duties, neither of the Trustee nor the Securities Administrator will be under any obligation to exercise any of its rights and powers under the Indenture unless such Holder has offered an indemnity to its reasonable satisfaction against any loss, costs, expenses and liabilities it may incur.

No Holder of Securities of any series will have any right to institute any proceeding with respect to the Indenture or the Securities of the series or for any remedy thereunder, unless:

(1) such Holder has previously given written notice to the Trustee at its Corporate Trust Office of a continuing Event of Default under the Securities of the series has occurred;

(2) Holders of not less than 25% in aggregate principal amount of the outstanding Securities of the relevant series have made a written request to the Trustee to institute the proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(3) the Holders of the Securities of the relevant series have offered to the Trustee reasonable indemnity against the cost and other liabilities of instituting a proceeding and provided a written request to the Trustee at its Corporate Trust Office;

(4) the Trustee for 60 days thereafter has failed to institute any such proceeding;

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of the relevant series have not given the Trustee a direction that is inconsistent with such written request; and

(6) the terms of such series of Securities do not prohibit such remedy to be sought by the Trustee and/or the Holders,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders

Notwithstanding any other provision of the Indenture, the right of any Holder of a Security to receive payment of principal of, and interest (if any) and Additional Amounts (if any) on the Security, on or after the respective due dates expressed in the Security (including in connection with a Change of Control Offer, if such term is defined in the relevant supplemental indenture issued pursuant to Section 3.01 of the Indenture), or to institute a suit for the enforcement of any such payment on or after such respective dates, shall not be impaired without the consent of such Holder.

(17) TRUSTEE AND SECURITIES ADMINISTRATOR DEALINGS WITH COMPANY. Each of the Trustee and the Securities Administrator, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or Securities Administrator, as applicable. However, in the event that the Trustee acquires any conflicting interest as defined under the Trust Indenture Act, it must eliminate such conflict within 90 days, or resign.

(18) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

(19) AUTHENTICATION. This Security will not be valid until authenticated by the manual signature of the Securities Administrator or an authenticating agent.

(20) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(21) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and each of the Trustee and the Securities Administrator may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(22) GOVERNING LAW. THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF ARTICLE 86 TO 94-8 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL NOT APPLY TO THE SECURITIES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

ArcelorMittal

24-26 boulevard d’Avranches

L-1160 Luxembourg

Grand Duchy of Luxembourg

Facsimile: +352 4792 2189

Attention: Funding Department

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)
(Print or type assignee’s name, address and zip code)
and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature

Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee or the Securities Administrator, as applicable).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Security is issued in global form.

EXHIBIT B

[FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR AND

CLEARSTREAM IN CONNECTION WITH THE EXCHANGE OF A

PORTION OF A TEMPORARY GLOBAL SECURITY

Whenever any provision of this Indenture or the forms of Security contemplates that certification be given by Euroclear or Clearstream in connection with the exchange of a portion of a temporary global Security, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company:]

CERTIFICATE

[Insert title or sufficient description

of Securities to be delivered]

This is to certify with respect to U.S.$ principal amount of the above-captioned Securities (i) that we have received from each of the persons appearing in our records as persons entitled to a portion of such principal amount (our “Qualified Account Holders”) a certificate with respect to such portion substantially in the form attached hereto, and (ii) that we are not submitting herewith for exchange any portion of the temporary global Security representing the above-captioned Securities excepted in such certificates.

We further certify that as of the date hereof we have not received any notification from any of our Qualified Account Holders to the effect that the statements made by such Qualified Account Holders with respect to any portion of the Principal amount submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

We understand that this certificate may be required in connection with certain securities and tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:             , 20

[To be dated no earlier than

the Exchange Date]

[EUROCLEAR BANK S.A./N.V., as Operator of the Euroclear System]
[CLEARSTREAM BANKING, SOCIETE ANONYME]

By:

B-1

EXHIBIT C

[FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR AND

CLEARSTREAM TO OBTAIN INTEREST PRIOR TO AN EXCHANGE

DATE

Whenever any provision of this Indenture or the forms of Security contemplates that certification be given by Euroclear or Clearstream to obtain interest prior to an Exchange Date, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company:]

CERTIFICATE

[Insert title or sufficient description of Securities]

We confirm that the interest payable on the Interest Payment Date on [Insert Date] will be paid to each of the persons appearing in our records as being entitled to interest payable on such date from whom we have received a written certification, dated not earlier than such Interest Payment Date, substantially in the form attached hereto. We undertake to retain certificates received from our member organizations in connection herewith for four years from the end of the calendar year in which such certificates are received.

We undertake that any interest received by us and not paid as provided above shall be returned to the Securities Administrator for the above Securities immediately prior to the expiration of two years after such Interest Payment Date in order to be returned by such Securities Administrator to the above issuer at the end of two years after such Interest Payment Date.

Dated:             , 20

[To be dated on or after

the relevant Interest

Payment Date]

[EUROCLEAR BANK S.A./N.V., as Operator of the Euroclear System]
[CLEARSTREAM BANKING, SOCIETE ANONYME]

By:

C-1